UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 18, 2008

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	1-9148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17   CFR 240.13e-4(c))

Item 1.02.                                Termination of a Material Definitive Agreement.

Effective August 18, 2008, The Brink’s Company (the “Company”) terminated that certain Credit Agreement, dated November 18, 2004 (the “SELOC Facility”), between the Company and ABN AMRO Bank N.V. (“ABN”).  The SELOC Facility was a $150 million, five-year, revolving credit agreement that provided for the issuance of letters of credit and the granting of revolving loans at the Company’s request.  The Company did not incur any material termination penalties in conjunction with the termination of the SELOC Facility.

On July 23, 2008, as previously disclosed in the Company’s Current Report on Form 8-K, filed on July 28, 2008, the Company, certain of its domestic subsidiary guarantors and ABN entered into a $135 million letter of credit agreement (the “Credit Agreement”), which took effect on August 13, 2008.  Pursuant to the Credit Agreement, certain outstanding letters of credit, in an aggregate principal amount of $131,388,000, issued pursuant to the SELOC Facility have become outstanding letters of credit under the Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY
(Registrant)

Date: August 18, 2008	By: /s/ Austin F. Reed
Austin F. Reed
Vice President and Secretary

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